                                                                    EXHIBIT 99.1

                                      News

[A&P LOGO]
The Great Atlantic & Pacific Tea Company, Inc.
2 Paragon Drive
Montvale, NJ 07645

                                               INVESTOR CONTACT: William J. Moss
                                                       Vice President, Treasurer
                                                                  (201) 571-4019

                                              PRESS CONTACT: Richard P. De Santa
                                                 Senior Director, Communications
                                                                  (201) 571-4495

            THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. ANNOUNCES
              RESULTS FOR ITS THIRD QUARTER ENDED DECEMBER 1, 2007

                                    ---------

             COMPANY REPORTS 3.1% INCREASE IN COMPARABLE STORE SALES

                                    ---------

                      OPERATING RESULTS CONTINUE TO IMPROVE

MONTVALE, NJ - JANUARY 8, 2008 - The Great Atlantic & Pacific Tea Company, Inc. (A&P, NYSE Symbol: GAP) announced fiscal 2007 third quarter and year to date results for the 12 and 40 weeks ended December 1, 2007.

Sales for the third quarter were $1.3 billion versus $1.2 billion last year. Comparable store sales increased 3.1%. For the third quarter, net income from continuing operations was $73.1 million or $1.73 per diluted share versus income of $32.3 million or $0.77 per diluted share in the same period last year.

The results for the third quarter of fiscal years 2007 and 2006 include items the Company considers non-operating in nature that management excludes when evaluating the results of the ongoing business. These items are listed on
Schedule 3 of the press release. Excluding these items, adjusted loss from operations was $12.1 million, compared to a loss of $17.7 million in last year's third quarter. Adjusted EBITDA, which is reconciled to net cash from operating activities on Schedule 4, was $20.5 million this year versus $16.3 million in last year's third quarter. Last year's adjusted EBITDA excludes income of $4.1 million from the recently expired IT services agreement with Metro Inc.

Sales for the 40 weeks year to date were $4.2 billion versus $4.1 billion in 2006. Comparable store sales increased 2.3%. Net income from continuing operations for year to date 2007 was $131.5 million or $3.11 per diluted share compared to income of $23.7 million or $0.57 per diluted share for 2006.

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Fiscal 2007 and fiscal 2006 year to date results include the non-operating items listed on Schedule 3 of the press release. Excluding these items, adjusted U.S. loss from operations was $26.8 million for year to date 2007 versus a loss of $34.6 million for 2006. Adjusted EBITDA, which is reconciled to net cash from operating activities on Schedule 4, was $87.2 million for year to date 2007 versus $78.7 million in 2006. Adjusted EBITDA excludes income of $5.8 million and $13.7 million respectively, from the recently expired IT services agreement with Metro Inc.

CHRISTIAN HAUB, EXECUTIVE CHAIRMAN OF THE BOARD, said, "A&P's transformation and operating improvement moved forward driven by ongoing strategic and business strategies in the 3rd quarter, highlighted by another solid sales performance; the completion of our non-core business divestitures, and just after the quarter closed, our acquisition of Pathmark Stores Inc.

"With operations focused exclusively in the Northeast, and the addition of Pathmark establishing our market leadership in metropolitan New York and improving our Mid-Atlantic presence, our strategic transformation is now completed, and our comprehensive plan for the integration of the Pathmark business over the next 18 to 24 months is well underway. The achievement of all financial synergies through that process, the addition of Pathmark's substantial sales and customer base, and the ongoing positive momentum of the A&P business now positions our Company to achieve breakthrough performance and sustainable profitability.

"We are proud of the forward motion we have achieved over the past three years, and excited about the prospects of our combined Company in the months and years ahead," Mr. Haub said.

ERIC CLAUS, PRESIDENT AND CHIEF EXECUTIVE OFFICER, said, "I'm pleased with the growing vitality of our business that continued in the 3rd quarter, as evidenced by our continued sales improvement, Fresh store development and fundamental merchandising and operating improvements. Maintaining our momentum, while also completing the acquisition of Pathmark and the detailed plans for its integration into our Company, was a monumental task accomplished successfully by our leadership team with the excellent support of our associates.

"Those efforts will continue as we drive further improvement and execute the integration of the Pathmark business within the established timetable. The consolidation of all backstage operations, while we preserve the Pathmark banner and its powerful retail format and customer franchise, will produce a financially strong, diversified and innovative retail food entity, poised for profitability and further growth across our Northeast territory.

"We're excited to move forward and deliver the tremendous potential of our combined Company. My thanks go to all at A&P for their part in our continuing improvement, as does my welcome to our many field and corporate colleagues from Pathmark. I look forward to working with all as we usher in a dynamic and successful era for the New A&P," Mr. Claus said.

Founded in 1859, A&P is one of the nation's first supermarket chains. The Company operates 455 stores in 8 states and the District of Columbia under the following trade names: A&P, Pathmark, Waldbaum's, The Food Emporium, Super Foodmart, Super Fresh and Food Basics.

The Company invites investors and other interested parties to listen to a live audio Webcast to be held at 11:00 AM Eastern Time today, at which members of the Company's senior management team will discuss the Company's second quarter financial results. The Webcast may be accessed through a link on the "Investors" page of the Company's Website, www.aptea.com. Listeners who cannot participate in the live broadcast will be able to hear a recorded replay of the broadcast beginning this afternoon and available until February 5, 2008.

Effective March 28, 2003, the Securities and Exchange Commission ("SEC") adopted new rules related to disclosure of certain financial measures not calculated in accordance with Generally Accepted Accounting Principles ("GAAP"). Such new rules require all public companies to provide certain disclosures in press release and SEC filings related to non-GAAP financial measures. We use the non-GAAP measures "Adjusted (loss) income from operations" and "EBITDA" to evaluate the Company's liquidity and it is among the primary measures used by management for planning and forecasting of future periods. Adjusted (loss) income from operations is defined as (loss) income from operations adjusted for items the Company considers non-operating in nature that management excludes when evaluating the results of the ongoing business. EBITDA is defined as earnings before interest and dividend income, taxes, depreciation, amortization, equity in earnings of Metro, Inc., discontinued operations, the gain on the sale of Metro Inc. shares and the (loss) gain on the sale of A&P Canada. Ongoing, operating EBITDA is defined as EBITDA adjusted for items the Company considers non-operating in nature that management excludes when evaluating the results of the ongoing business. The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by the Company's management and makes it easier to compare the Company's results with other companies that have different financing and capital structures or tax rates. In addition, these measures are also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the results of the Company to other companies in its industry. Ongoing, operating EBITDA is reconciled to Net Cash provided by Operating Activities on Schedule 4 of this release.

This release contains forward-looking statements about the future performance of the Company, which are based on Management's assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to: competitive practices and pricing in the food industry generally and particularly in the Company's principal markets; the Company's relationships with its employees and the terms of future collective bargaining agreements; the costs and other effects of legal and administrative cases and proceedings; the nature and extent of continued consolidation in the food industry; changes in the financial markets which may affect the Company's cost of capital and the ability of the Company to access capital; supply or quality control problems with the Company's vendors; and changes in economic conditions which affect the buying patterns of the Company's customers; the failure to successfully integrate Pathmark's business and operations and realize synergies in the expected time frame.

                                       ###
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                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
    SCHEDULE 1 - GAAP EARNINGS FOR THE 12 AND 40 WEEKS ENDED DECEMBER 1, 2007
                              AND DECEMBER 2, 2006
                                  (UNAUDITED)
              (IN THOUSANDS, EXCEPT SHARE AMOUNTS AND STORE DATA)

                                                                  12 Weeks Ended                  40 Weeks Ended
                                                           -----------------------------   ----------------------------
                                                            December 1,     December 2,     December 1,     December 2,
                                                               2007            2006             2007           2006
                                                           ------------    ------------    ------------    ------------
Sales                                                      $  1,251,123    $  1,213,476    $  4,204,630    $  4,103,430
Cost of merchandise sold                                       (869,448)       (837,749)     (2,901,336)     (2,828,584)
                                                           ------------    ------------    ------------    ------------
  Gross margin                                                  381,675         375,727       1,303,294       1,274,846
Store operating, general and administrative expense            (402,808)       (381,426)     (1,323,411)     (1,294,499)
                                                           ------------    ------------    ------------    ------------
  Loss from operations                                          (21,133)         (5,699)        (20,117)        (19,653)
Gain (loss) on sale of Canadian operations                          495            (599)            209            (890)
Gain on disposition of Metro, Inc.                              106,063              --         184,451              --
Interest expense                                                (14,499)        (15,342)        (48,806)        (50,167)
Interest and dividend income                                      3,910           1,697          12,231           7,977
Equity in earnings of Metro, Inc.                                    --          11,023           7,869          30,840
                                                           ------------    ------------    ------------    ------------
  Income (loss) from continuing operations before
     income taxes                                                74,836          (8,920)        135,837         (31,893)
(Provision for) benefit from income taxes                        (1,754)         41,177          (4,288)         55,632
                                                           ------------    ------------    ------------    ------------
  Income from continuing operations                              73,082          32,257         131,549          23,739
Discontinued operations:
  (Loss) income from operations of discontinued
     businesses, net of tax                                     (13,540)            651        (179,667)          2,758
  (Loss) gain on disposal of discontinued
     businesses, net of tax                                      (2,235)          7,799         (51,039)          7,590
                                                           ------------    ------------    ------------    ------------
  (Loss) income from discontinued operations                    (15,775)          8,450        (230,706)         10,348
                                                           ------------    ------------    ------------    ------------
Net income (loss)                                          $     57,307    $     40,707    $    (99,157)   $     34,087
                                                           ============    ============    ============    ============

Net income (loss) per share - basic:
  Continuing operations                                    $       1.74    $       0.78    $       3.14    $       0.57
  Discontinued operations                                         (0.38)           0.20           (5.51)           0.25
                                                           ------------    ------------    ------------    ------------
Net income (loss) per share - basic                        $       1.36    $       0.98    $      (2.37)   $       0.82
                                                           ============    ============    ============    ============

Net income (loss) per share - diluted:
  Continuing operations                                    $       1.73    $       0.77    $       3.11    $       0.57
  Discontinued operations                                         (0.38)           0.20           (5.45)           0.24
                                                           ------------    ------------    ------------    ------------
Net income (loss) per share - diluted                      $       1.35    $       0.97    $      (2.34)   $       0.81
                                                           ============    ============    ============    ============

Weighted average common shares outstanding - basic           41,961,253      41,499,554      41,888,969      41,403,346
                                                           ============    ============    ============    ============
Weighted average common shares outstanding - diluted         42,363,903      42,020,446      42,306,348      41,904,766
                                                           ============    ============    ============    ============

Gross margin rate                                                 30.51%          30.96%          31.00%          31.07%
Store operating, general and administrative expense rate          32.20%          31.43%          31.48%          31.55%

A&P depreciation and amortization                          $     32,654    $     40,556    $    122,614    $    135,775
                                                           ============    ============    ============    ============

Number of stores operated at end of quarter                         322             410             322             410
                                                           ============    ============    ============    ============

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                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
                    SCHEDULE 2 - CONDENSED BALANCE SHEET DATA
                                   (UNAUDITED)
                 (IN MILLIONS, EXCEPT PER SHARE AND STORE DATA)

                                                                       December 1, 2007   February 24, 2007
                                                                       ----------------   -----------------
Cash and short-term investments                                        $             69    $             86

Other current assets                                                              1,044                 663
                                                                       ----------------    ----------------

       Total current assets                                                       1,113                 749

Property-net                                                                        758                 940

Equity investment in Metro, Inc.                                                     --                 369

Other assets                                                                        192                  54
                                                                       ----------------    ----------------

       Total assets                                                    $          2,063    $          2,112
                                                                       ================    ================

Total current liabilities                                              $            464    $            558

Total non-current liabilities                                                     1,239               1,123

Stockholders' equity                                                                360                 431
                                                                       ----------------    ----------------

       Total liabilities and stockholders' equity                      $          2,063    $          2,112
                                                                       ================    ================

Other Statistical Data

Total Debt and Capital Leases                                          $            255    $            348
Total Long Term Real Estate Liabilities                                             283                 301
Temporary Investments and Marketable Securities                                    (545)                (77)
                                                                       ----------------    ----------------
       Net Debt                                                        $             (7)   $            572

Total Retail Square Footage (in thousands)                                       12,086              16,538

Book Value Per Share                                                   $           8.59    $          10.36

                                                                          For the 40          For the 40
                                                                          weeks ended         weeks ended
                                                                       December 1, 2007    December 2, 2006
                                                                       ----------------    ----------------
Capital Expenditures                                                   $             98    $            184

                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
 SCHEDULE 3 - RECONCILIATION OF GAAP (LOSS) INCOME FROM OPERATIONS TO ADJUSTED
                         (LOSS) INCOME FROM OPERATIONS
      FOR THE 12 AND 40 WEEKS ENDED DECEMBER 1, 2007 AND DECEMBER 2, 2006
                                  (UNAUDITED)
                                (IN THOUSANDS)

                                                         12 Weeks Ended            40 Weeks Ended
                                                    ------------------------  ------------------------
                                                    December 1,  December 2,  December 1,  December 2,
                                                       2007         2006         2007         2006
                                                    -----------  -----------  -----------  -----------
As reported loss from operations                    $ (21,133)   $  (5,699)   $ (20,117)   $ (19,653)
                                                    ---------    ---------    ---------    ---------
Adjustments:

      Net restructuring costs                             168          403        4,420        7,562
      Pathmark acquisition                              4,392           --        6,761           --
      Real estate related activity                      4,449       (8,228)     (12,037)      (8,819)
      IT services agreement with Metro, Inc.              (16)      (4,128)      (5,792)     (13,672)
                                                    ---------    ---------    ---------    ---------
           Total adjustments                            8,993      (11,953)      (6,648)     (14,929)
                                                    ---------    ---------    ---------    ---------

Adjusted Northeast loss from operations             $ (12,140)   $ (17,652)   $ (26,765)   $ (34,582)
                                                    =========    =========    =========    =========

Northeast depreciation and amortization             $  32,654    $  33,930    $ 113,977    $ 113,314

Discontinued operations depreciation and
  amortization                                             --        6,626        8,637       22,461
                                                    ---------    ---------    ---------    ---------
Total A&P depreciation and amortization             $  32,654    $  40,556    $ 122,614    $ 135,775
                                                    =========    =========    =========    =========

                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
   SCHEDULE 4 - RECONCILIATION OF GAAP NET CASH (USED IN) PROVIDED BY OPERATING
                         ACTIVITIES TO ADJUSTED EBITDA
       FOR THE 12 AND 40 WEEKS ENDED DECEMBER 1, 2007 AND DECEMBER 2, 2006
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                                                   12 Weeks Ended          40 Weeks Ended
                                                             ------------------------  ------------------------
                                                             December 1,  December 2,  December 1,  December 2,
                                                                2007         2006         2007        2006
                                                             -----------  -----------  -----------  -----------
Net cash used in operating activities                         $ (26,470)   $ (59,730)   $ (22,807)   $ (42,864)
Adjustments to calculate EBITDA:
Depreciation and amortization on discontinued operations             --       (6,626)      (8,637)     (22,461)
Net interest expense                                             10,589       13,645       36,575       42,190
Asset disposition initiatives                                  (141,407)       1,259     (120,422)      (3,673)
Long lived asset impairment charges                              (2,437)        (987)      (3,551)      (3,552)
Gain on disposal of owned property                               (1,293)       6,903       (2,514)      17,844
Loss (income) from operations of discontinued operations         13,540         (651)     179,667       (2,758)
Provision for (benefit from) income taxes                         1,754      (41,177)       4,288      (55,632)
Income tax benefit                                                   --       44,276           --       61,545
Other share based awards                                         (1,978)        (808)      (7,282)      (6,652)
Proceeds from dividends from Metro, Inc.                             --       (1,659)          --       (5,067)
Working capital changes
      Accounts receivable                                         1,089       19,635      (31,915)     (49,780)
      Inventories                                                (1,181)      37,662      (72,741)      32,401
      Prepaid expenses and other current assets                   3,435        4,695       14,230       16,486
      Accounts payable                                           (2,304)      (8,313)      27,285       10,221
      Accrued salaries, wages, benefits and taxes                40,217       15,166       56,368       30,508
      Other accruals                                             10,974        7,300        2,012       57,063
Other assets                                                     (5,893)          86        3,131        2,897
Other non-current liabilities                                   112,568          948       42,559       20,381
Other, net                                                          318       (3,393)      (2,386)      (5,436)
                                                              ---------    ---------    ---------    ---------
  Total A&P EBITDA                                               11,521       28,231       93,860       93,661
                                                              ---------    ---------    ---------    ---------
Adjustments:
      Net restructuring costs                                       168          403        4,420        7,562
      Pathmark acquisition                                        4,392           --        6,761           --
      Real estate related activity                                4,449       (8,228)     (12,037)      (8,819)
      IT services agreement with Metro, Inc.                        (16)      (4,128)      (5,792)     (13,672)
                                                              ---------    ---------    ---------    ---------
          Total adjustments                                       8,993      (11,953)      (6,648)     (14,929)
                                                              ---------    ---------    ---------    ---------
  Adjusted A&P ongoing operating EBITDA                       $  20,514    $  16,278    $  87,212    $  78,732
                                                              =========    =========    =========    =========